UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2009

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2009, the Board of Directors of GAMCO Investors, Inc. (“GAMCO”) elected Elisa M. Wilson to serve as a director of GAMCO.   Ms. Wilson, the daughter of GAMCO’s Chairman and Chief Executive Officer and controlling shareholder, is the President and a Trustee of the Gabelli Foundation, Inc., a Nevada private charitable trust.   She earned a BA from Boston College and a MA/EDM from Columbia University.  Ms. Wilson started as an employee of GAMCO in 1999 and has been on an unpaid leave for several years.

Ms. Wilson is a shareholder of GGCP, Inc. (“GGCP”), the majority owner of GAMCO’s Class B Stock, representing approximately 95% of the combined voting authority and 72% of the outstanding shares of GAMCO’s common stock at December 31, 2008.

Ms. Wilson is a limited partner in M4E, LLC (“M4E”), a partnership that is owned by Ms Wilson and her siblings. GAMCO has leased an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as our headquarters (the “Building”) from M4E since 1998.   The triple net lease started at $12 per sq. foot in 1998 and was $14.83 per sq. foot in 2008.  In August of 2008, the lease was extended until 2023 and the rent was increased to18 per sq. foot for 2009.  For 2008, the rent on this space totaled $889,570.

Ms. Wilson is a limited partner of MJG IV Limited Partnership (“MJG IV”).   GAMCO sub-leases approximately 3,334 square feet in the Building to LICT Corporation (“LICT”) at $28 per sq. foot plus certain costs.  MGJ IV is the majority shareholder of LICT.  MJG IV is also a shareholder of Teton, Advisor’s, Inc. (“Teton”).  GAMCO has entered into a number of agreements with Teton in connection with its pending distribution of the shares of Class B Common Stock in Teton.  These agreements include a Separation and Distribution Agreement, a Transitional Administrative and Management Services Agreement ("Administrative Agreement"), Service Mark and Name License Agreement; and a sub-lease agreement.   Under the sub-lease agreement, Teton will pay GAMCO $28 per sq. foot for the use of 1,642 sq. feet through 2023.

Please refer to GAMCO’s 2008 Proxy Statement dated April 23, 2008, and Teton’s Information Statement on Form 10 dated February 22, 2009 for additional details on each of these related party relationships and other relationships involving members of Ms. Wilson’s immediate family.  These documents have all been filed with the SEC. The section of the Proxy entitled, “Certain Relationships and Related Transactions”, and the section of the Form 10 entitled, “Certain Relationships and Related Party Transactions”, are hereby incorporated by reference herein and included as exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1 Certain Relationships and Related Party Transaction section of GAMCO’s Proxy Statement dated April 23, 2008.
99.2 Certain Relationships and Related Party Transaction section from Teton’s Information Statement on Form 10 dated February 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Chief Financial Officer / Executive Vice President

Date:	February 26, 2009